EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	October 21, 2013
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $1.12
PER DILUTED COMMON SHARE FOR THIRD QUARTER 2013

SALT LAKE CITY, October 21, 2013 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported third quarter net earnings applicable to common shareholders of $209.7 million or $1.12 per diluted common share, compared to $55.4 million or $0.30 per diluted share for the second quarter of 2013, and $62.3 million or $0.34 per diluted share for the third quarter of 2012. In the third quarter, the Company redeemed the entire $800 million par amount of its Series C preferred stock that had a carrying value of $926 million, which increased net earnings applicable to common shareholders by $126 million after-tax, or $0.68 per diluted common share.

Third Quarter 2013 Highlights

•
The Company completed several debt and equity transactions this quarter that continued the Company’s efforts to reduce its cost of capital and debt financing. The redemption of the Series C preferred stock, along with issuances this year of replacement preferred stock, will result in a net reduction in preferred stock dividends of approximately $26 million annually, or $0.14 per share.

•
Credit quality showed continued improvement, with gross charge-offs and nonperforming lending-related assets declining 35% and 11%, respectively, compared to the prior quarter. This continued improvement resulted in a third quarter negative provision for loan losses of $6 million.

•
Loans and leases held for investment, excluding FDIC-supported loans, increased $142 million compared to the prior quarter to $37.9 billion at September 30, 2013. Average loans and leases, excluding FDIC-supported loans, increased $300 million.

•	Net interest income decreased primarily as a result of lower income from FDIC-supported loans.

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ZIONS BANCORPORATION
Press Release – Page 2
October 21, 2013

“We are encouraged with the cumulative progress made in reducing the cost of our capital, and expect that this will contribute to future improvement in our return on equity,” said Harris H. Simmons, chairman and chief executive officer. “Net loan growth, although not significantly different from the industry, was disappointing despite an increase in production volume and unfunded lending commitments over the prior quarter, as prepayment activity remained high. Nevertheless, the strength of our funding base continued to improve, with average noninterest-bearing deposits reaching 40% of average total deposits.”

Loans
Loans and leases held for investment, excluding FDIC-supported loans, increased $142 million on a net basis from the prior quarter to $37.9 billion at September 30, 2013. The increases were predominantly in moderate duration 1-4 family residential loans (primarily in Texas, Utah, Nevada, and Colorado) and multi-family construction loans (primarily in Texas, California and Nevada). Commercial and industrial loans – a source of strong growth over the past several quarters – were relatively unchanged compared to the prior quarter. Decreases in term commercial real estate, commercial owner occupied, and commercial leasing, partially offset increases in other loan categories. Average loans and leases, excluding FDIC-supported loans, increased $300 million to $37.8 billion during the third quarter of 2013, compared to $37.5 billion during the second quarter of 2013. Unfunded lending commitments at September 30, 2013 increased by approximately $458 million during the third quarter of 2013 to a total of $16.7 billion, compared to a $606 million increase during the second quarter of 2013.

Deposits
Average total deposits for the third quarter of 2013 increased $0.6 billion, or 1%, to $45.6 billion, compared to $45.0 billion for the second quarter of 2013. This increase was driven by noninterest-bearing demand deposits, which increased $0.6 billion to an average of $18.2 billion in the third quarter from $17.6 billion in the second quarter. The ratio of average loans to average deposits was 84% for the third quarter, unchanged from the second quarter.

Debt and Shareholders’ Equity
The Company completed the following debt and equity transactions during the quarter, excluding those in its medium-term note program:

1.
On August 2, 2013, the Company issued an additional $5.9 million of its Series A Non-Cumulative Perpetual Preferred Stock wherein dividends are payable quarterly at the greater of three-month LIBOR plus 0.52% or 4.0%.

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ZIONS BANCORPORATION
Press Release – Page 3
October 21, 2013

2.
On August 13, 2013, the Company issued $195.2 million of its Series J Fixed/Floating Non-Cumulative Perpetual Preferred Stock. Dividends are payable semiannually at 7.20% to September 15, 2023, at which time the interest rate resets to three-month LIBOR plus 4.44%.

Net of commissions and fees, the proceeds from these preferred stock issuances added approximately $196 million to shareholders’ equity and Tier 1 capital.

3.
On September 12, 2013, the Company issued $87.9 million of fixed/floating rate subordinated notes. Interest is payable quarterly at 6.95% to September 15, 2023, at which time it resets to three-month LIBOR plus 3.89%. Net proceeds were $85.9 million.

4.
On September 15, 2013, the Company redeemed all of its outstanding $800 million par amount of 9.5% Series C preferred stock at 100% of the $25 per depositary share redemption amount. The weighted average dividend rate on all of the preferred stock issued in 2013 to fund this redemption was 6.23%. The redemption reduced preferred stock by its carrying value of $926 million, with the difference from the par amount, or $126 million, relating to the beneficial conversion feature. This beneficial conversion feature had been transferred over several quarters from common stock to preferred stock as holders of convertible subordinated debt exercised rights to convert to the Series C preferred stock. The total beneficial conversion feature of $203 million was included in common stock when the subordinated debt was modified in 2009 to convertible subordinated debt. The $126 million portion of the total redemption was recorded as a preferred stock redemption that increased net earnings applicable to common shareholders in the third quarter.

The estimated common equity Tier 1 capital ratio was 10.43% at September 30, 2013, compared to 10.03% at June 30, 2013.

Net Interest Income
Net interest income decreased to $416 million for the third quarter of 2013, compared to $431 million for the second quarter of 2013. The net interest margin decreased to 3.22% in the third quarter of 2013, compared to 3.44% in the second quarter of 2013. Net interest income was primarily impacted this quarter by lower income from FDIC-supported loans, which accounted for nearly 95% of the sequential quarterly decline. However, other factors included loan rates resetting at lower levels and lower yields on available-for-sale securities. Interest income from FDIC-supported loans is decreasing as the portfolio is liquidated.

Noninterest Income
Noninterest income for the third quarter of 2013 was $122 million, compared to $125 million for the second quarter of 2013. Loan sales and servicing income decreased primarily due to a lower volume of mortgage refinancing.

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ZIONS BANCORPORATION
Press Release – Page 4
October 21, 2013

Other-than-temporary impairment (“OTTI”) on collateralized debt obligation (“CDO”) securities increased this quarter compared to the previous quarter.

CDO Investment Securities
During the third quarter of 2013, the Company recognized credit-related OTTI on CDOs of $9 million, compared to $4 million during the second quarter of 2013. The majority of the third quarter OTTI is attributable to the Company further increasing its assumed probabilities of default (“PDs”) for bank holding company issuers of trust preferred securities that are still deferring and nearing the end of the allowed five-year deferral period.

The following table provides fair value and other information on the CDOs, stratified into performing tranches without credit impairment and nonperforming tranches at September 30, 2013:

	September 30, 2013
					Net unrealized losses recognized in AOCI [1]	Weighted average discount rate [2]	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value			September 30, 2013	June 30, 2013	Change
Performing CDOs
Predominantly bank CDOs	25	$745	$670	$532	$(138)	5.8%	71%	71%	—%
Insurance CDOs	22	437	434	327	(107)	8.0%	75%	75%	—%
Other CDOs	4	44	34	33	(1)	10.5%	75%	73%	2%
Total performing CDOs	51	1,226	1,138	892	(246)	6.8%	73%	73%	—%

Nonperforming CDOs [3]
CDOs credit impaired prior to last 12 months	13	233	172	98	(74)	10.1%	42%	40%	2%
CDOs credit impaired during last 12 months	46	891	519	242	(277)	9.6%	27%	29%	(2)%
Total nonperforming CDOs	59	1,124	691	340	(351)	9.7%	30%	31%	(1)%

Total CDOs	110	$2,350	$1,829	$1,232	$(597)	8.2%	52%	53%	(1)%

1 Amounts presented are pretax.
2 Margin over related LIBOR index.
3 Defined as either deferring current interest (“PIKing”) or OTTI; the majority are predominantly bank CDOs.

The net unrealized pretax losses in accumulated other comprehensive income (“AOCI”) were relatively unchanged from the previous quarter.

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ZIONS BANCORPORATION
Press Release – Page 5
October 21, 2013

The following table shows the changes in fair value and other information on the CDOs from September 30, 2012 to September 30, 2013:

	Change from September 30, 2012 to September 30, 2013
					Decrease (increase) in net unrealized losses recognized in OCI	Weighted average discount rate
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value			% of carrying value to par
Performing CDOs
Predominantly bank CDOs	(5)	$(142)	$(122)	$(105)	$17	0.5%	(1)%
Insurance CDOs	1	(13)	(10)	5	15	(0.5)%	3%
Other CDOs	(3)	(35)	(34)	(29)	5	3.2%	(3)%
Total performing CDOs	(7)	(190)	(166)	(129)	37	0.3%	1%

Nonperforming CDOs
Deferring interest, but no credit impairment	(3)	(72)	(72)	(19)	53	(13.7)%	(26)%
Credit impairment prior to last 12 months	(19)	(360)	(265)	(30)	235	(3.4)%	20%
Credit impairment during last 12 months	23	447	244	179	(65)	(5.3)%	13%
Total nonperforming CDOs	1	15	(93)	130	223	(4.4)%	11%

Total CDOs	(6)	$(175)	$(259)	$1	$260	(1.6)%	3%

Noninterest Expense
Noninterest expense for the third quarter of 2013 was $371 million compared to $452 million for the second quarter of 2013. The decrease this quarter was due primarily to (1) the debt extinguishment cost of $40 million incurred in the second quarter, (2) the provision for unfunded lending commitments of $(19.9) million, or an increase to net income of $0.07 per share, compared to $3.6 million in the previous quarter, and (3) the amortization of the FDIC indemnification asset, included in other noninterest expense, of $13 million in the third quarter, compared to $22 million in the second quarter. The indemnification asset is being amortized due to the expiration of most FDIC indemnification agreements in the third quarter of 2014. The overall decrease in the provision for unfunded lending commitments resulted primarily from refinements in the process of estimating the rate at which such commitments are likely to convert into funded balances, and from ongoing improvements in credit quality; these factors were partially offset by a moderate increase in unfunded lending commitments.

Asset Quality
Gross loan and lease charge-offs decreased 35% to $23 million in the third quarter of 2013, compared to $35 million in the second quarter of 2013; gross charge-offs declined 61% from $59 million in the third quarter of 2012. Due to a smaller recovery on loans previously charged off, net loan and lease charge-offs increased $3 million to $9 million in the third quarter of 2013, compared to $6 million in the second quarter of 2013.

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ZIONS BANCORPORATION
Press Release – Page 6
October 21, 2013

Nonperforming lending-related assets declined 11% to $538 million at September 30, 2013 from $602 million at June 30, 2013. Nonaccrual loans declined 9% to $472 million at September 30, 2013 from $521 million at June 30, 2013. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 1.40% at September 30, 2013, compared to 1.57% at June 30, 2013.

Classified loans, excluding FDIC-supported loans, decreased approximately 13% to $1.4 billion at September 30, 2013, compared to $1.6 billion at June 30, 2013. Approximately 66% of the decline was the result of refinements in the Company’s risk grading methodology for certain smaller balance loans. Of the classified loans, 84% were current as to principal and interest for both the third and second quarters of 2013.

The negative provision for loan losses was $6 million for the third quarter of 2013, compared to a negative provision of $22 million for the second quarter of 2013. The negative provision continues to result from the improvement in credit quality. The allowance for credit losses was $882 million, or 2.30% of loans and leases at September 30, 2013, compared to $918 million, or 2.40% of loans and leases at June 30, 2013.

Conference Call
Zions will host a conference call to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 21, 2013). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 68098093, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 475 offices in 10 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services, and received 13 “Excellence” awards by Greenwich Associates for the 2012 survey. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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ZIONS BANCORPORATION
Press Release – Page 7
October 21, 2013

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 8
October 21, 2013

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
PER COMMON SHARE
Dividends	$0.04	$0.04	$0.01	$0.01	$0.01
Book value per common share [1]	28.87	27.82	27.43	26.73	26.05
Tangible common equity per common share [1]	23.16	22.09	21.67	20.95	20.24

SELECTED RATIOS
Return on average assets	0.80%	0.61%	0.83%	0.43%	0.82%
Return on average common equity	16.03%	4.35%	7.18%	2.91%	5.21%
Tangible return on average tangible common equity	20.34%	5.73%	9.37%	4.07%	7.02%
Net interest margin	3.22%	3.44%	3.44%	3.47%	3.58%

Capital Ratios
Tangible common equity ratio [1]	7.90%	7.57%	7.53%	7.09%	7.17%
Tangible equity ratio [1]	9.75%	10.78%	9.97%	9.15%	9.32%
Average equity to average assets	12.39%	12.11%	11.54%	11.03%	12.22%

Risk-Based Capital Ratios [1,2]
Common equity Tier 1 capital	10.43%	10.03%	10.07%	9.80%	9.86%
Tier 1 leverage	10.63%	11.75%	11.55%	10.96%	11.05%
Tier 1 risk-based capital	13.04%	14.30%	14.08%	13.38%	13.49%
Total risk-based capital	14.77%	15.94%	15.75%	15.05%	15.25%

Taxable-equivalent net interest income	$419,236	$434,579	$422,252	$434,252	$442,595

Weighted average common and common-equivalent shares outstanding	184,742,414	184,061,623	183,655,129	183,456,109	183,382,650
Common shares outstanding [1]	184,600,005	184,436,656	184,246,471	184,199,198	184,156,402

1 At period end.
2 Ratios for September 30, 2013 are estimates.

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ZIONS BANCORPORATION
Press Release – Page 9
October 21, 2013

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$1,365,082	$1,183,097	$928,817	$1,841,907	$1,060,918
Money market investments:
Interest-bearing deposits	8,180,639	8,180,010	5,785,268	5,978,978	5,519,463
Federal funds sold and security resell agreements	209,070	221,799	2,340,177	2,775,354	1,960,294
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $727,908, $734,292, $684,668, $674,741, and $655,768)	777,849	783,371	736,158	756,909	740,738
Available-for-sale, at fair value	3,333,889	3,193,395	3,287,844	3,091,310	3,127,192
Trading account, at fair value	38,278	26,385	28,301	28,290	13,963
	4,150,016	4,003,151	4,052,303	3,876,509	3,881,893

Loans held for sale	114,810	164,619	161,559	251,651	220,240

Loans, net of unearned income and fees:
Loans and leases	37,897,869	37,756,010	37,284,694	37,137,006	36,674,288
FDIC-supported loans	374,861	431,935	477,725	528,241	588,566
	38,272,730	38,187,945	37,762,419	37,665,247	37,262,854
Less allowance for loan losses	797,523	813,912	841,781	896,087	927,068
Loans, net of allowance	37,475,207	37,374,033	36,920,638	36,769,160	36,335,786

Other noninterest-bearing investments	851,349	852,939	855,388	855,462	874,903
Premises and equipment, net	720,365	717,299	706,746	708,882	709,188
Goodwill	1,014,129	1,014,129	1,014,129	1,014,129	1,015,129
Core deposit and other intangibles	39,667	43,239	47,000	50,818	55,034
Other real estate owned	66,381	80,789	89,904	98,151	118,190
Other assets	1,001,597	1,069,436	1,208,635	1,290,917	1,335,963
	$55,188,312	$54,904,540	$54,110,564	$55,511,918	$53,087,001

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$18,566,137	$17,803,950	$17,311,150	$18,469,458	$17,295,911
Interest-bearing:
Savings and money market	22,806,132	22,887,404	22,760,397	22,896,624	21,970,062
Time	2,689,688	2,810,431	2,889,903	2,962,931	3,107,815
Foreign	1,607,409	1,514,270	1,528,745	1,804,060	1,398,749
	45,669,366	45,016,055	44,490,195	46,133,073	43,772,537

Securities sold, not yet purchased	21,183	15,799	1,662	26,735	21,708
Federal funds purchased and security repurchase agreements	252,591	240,816	325,107	320,478	451,214
Other short-term borrowings	—	—	—	5,409	6,608
Long-term debt	2,304,301	2,173,176	2,352,569	2,337,113	2,326,659
Reserve for unfunded lending commitments	84,147	104,082	100,455	106,809	105,850
Other liabilities	523,915	494,280	489,923	533,660	484,170
Total liabilities	48,855,503	48,044,208	47,759,911	49,463,277	47,168,746

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,003,970	1,728,659	1,301,289	1,128,302	1,123,377
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 184,600,005, 184,436,656, 184,246,471, 184,199,198, and 184,156,402 shares	4,172,887	4,167,828	4,170,888	4,166,109	4,162,001
Retained earnings	1,540,455	1,338,401	1,290,131	1,203,815	1,170,477
Accumulated other comprehensive income (loss)	(384,503)	(374,556)	(406,903)	(446,157)	(534,738)
Controlling interest shareholders’ equity	6,332,809	6,860,332	6,355,405	6,052,069	5,921,117
Noncontrolling interests	—	—	(4,752)	(3,428)	(2,862)
Total shareholders’ equity	6,332,809	6,860,332	6,350,653	6,048,641	5,918,255
	$55,188,312	$54,904,540	$54,110,564	$55,511,918	$53,087,001

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ZIONS BANCORPORATION
Press Release – Page 10
October 21, 2013

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Interest income:
Interest and fees on loans	$442,366	$460,308	$453,433	$462,002	$473,162
Interest on money market investments	6,175	5,764	5,439	6,004	5,349
Interest on securities:
Held-to-maturity	7,739	7,846	7,974	8,130	8,337
Available-for-sale	16,917	19,028	17,712	21,971	22,042
Trading account	210	287	190	150	110
Total interest income	473,407	493,233	484,748	498,257	509,000

Interest expense:
Interest on deposits	14,506	15,143	15,642	16,861	19,049
Interest on short-term borrowings	71	78	92	178	193
Interest on long-term debt	43,309	47,355	50,899	51,261	51,597
Total interest expense	57,886	62,576	66,633	68,300	70,839

Net interest income	415,521	430,657	418,115	429,957	438,161
Provision for loan losses	(5,573)	(21,990)	(29,035)	(10,401)	(1,889)
Net interest income after provision for loan losses	421,094	452,647	447,150	440,358	440,050

Noninterest income:
Service charges and fees on deposit accounts	44,701	44,329	43,580	44,492	44,951
Other service charges, commissions and fees	45,977	45,888	42,731	46,497	44,679
Trust and wealth management income	7,120	7,732	6,994	7,450	6,521
Capital markets and foreign exchange	7,309	6,740	7,486	7,708	6,026
Dividends and other investment income	12,101	11,339	12,724	13,117	11,686
Loan sales and servicing income	8,464	10,723	10,951	10,595	10,695
Fair value and nonhedge derivative loss	(4,403)	(2,957)	(5,445)	(4,778)	(5,820)
Equity securities gains (losses), net	3,165	2,209	2,832	(682)	2,683
Fixed income securities gains (losses), net	1,580	(1,153)	3,299	10,259	3,046
Impairment losses on investment securities:
Impairment losses on investment securities	(10,016)	(4,910)	(31,493)	(120,082)	(3,876)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	949	693	21,376	36,274	1,140
Net impairment losses on investment securities	(9,067)	(4,217)	(10,117)	(83,808)	(2,736)
Other	5,243	4,515	6,184	3,309	3,495
Total noninterest income	122,190	125,148	121,219	54,159	125,226

Noninterest expense:
Salaries and employee benefits	229,185	227,328	229,789	220,039	220,223
Occupancy, net	28,230	27,951	27,389	28,226	28,601
Equipment, software and furniture	26,560	26,545	26,074	27,774	27,122
Other real estate expense	(831)	1,590	1,977	5,266	207
Credit related expense	7,265	9,397	10,482	11,302	13,316
Provision for unfunded lending commitments	(19,935)	3,627	(6,354)	959	2,264
Professional and legal services	16,462	17,149	10,471	15,717	12,749
Advertising	6,091	5,807	5,893	5,969	7,326
FDIC premiums	9,395	10,124	9,711	10,760	11,278
Amortization of core deposit and other intangibles	3,570	3,762	3,819	4,216	4,241
Debt extinguishment cost	—	40,282	—	—	—
Other	64,671	78,116	78,097	76,786	67,648
Total noninterest expense	370,663	451,678	397,348	407,014	394,975

Income before income taxes	172,621	126,117	171,021	87,503	170,301
Income taxes	61,107	43,091	60,634	29,817	60,704
Net income	111,514	83,026	110,387	57,686	109,597
Net loss applicable to noncontrolling interests	—	—	(336)	(566)	(254)
Net income applicable to controlling interest	111,514	83,026	110,723	58,252	109,851
Preferred stock dividends	(27,507)	(27,641)	(22,399)	(22,647)	(47,529)
Preferred stock redemption	125,700	—	—	—	—
Net earnings applicable to common shareholders	$209,707	$55,385	$88,324	$35,605	$62,322

Weighted average common shares outstanding during the period:
Basic shares	184,112	183,647	183.396	183,300	183,237
Diluted shares	184,742	184,062	183,655	183,456	183,383

Net earnings per common share:
Basic	$1.13	$0.30	$0.48	$0.19	$0.34
Diluted	1.12	0.30	0.48	0.19	0.34

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ZIONS BANCORPORATION
Press Release – Page 11
October 21, 2013

Loan Balances by Portfolio Type
(Unaudited)

(In millions)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Commercial:
Commercial and industrial	$11,904	$11,899	$11,504	$11,257	$10,840
Leasing	375	388	390	423	405
Owner occupied	7,379	7,394	7,501	7,589	7,669
Municipal	449	454	484	494	469
Total commercial	20,107	20,135	19,879	19,763	19,383

Commercial real estate:
Construction and land development	2,240	2,191	2,039	1,939	1,956
Term	7,929	7,971	8,012	8,063	8,140
Total commercial real estate	10,169	10,162	10,051	10,002	10,096

Consumer:
Home equity credit line	2,124	2,124	2,125	2,178	2,175
1-4 family residential	4,637	4,486	4,408	4,350	4,181
Construction and other consumer real estate	321	322	320	321	320
Bankcard and other revolving plans	332	315	293	307	295
Other	208	212	208	216	224
Total consumer	7,622	7,459	7,354	7,372	7,195

FDIC-supported loans [1]	375	432	478	528	589
Total loans	$38,273	$38,188	$37,762	$37,665	$37,263
1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

	Three Months Ended
(In thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Balance sheet:

Change in assets from reestimation of cash flows – increase (decrease):
FDIC-supported loans	$15,018	$28,424	$18,977	$12,970	$17,594
FDIC indemnification asset (included in other assets)	(12,965)	(21,845)	(20,288)	(10,610)	(14,401)

Balance at end of period:
FDIC-supported loans	374,861	431,935	477,725	528,241	588,566
FDIC indemnification asset (included in other assets)	41,771	51,297	71,100	90,074	100,004

	Three Months Ended
(In thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Statement of income:

Interest income:
Interest and fees on loans	$15,018	$28,424	$18,977	$12,970	$17,594

Noninterest expense:
Other noninterest expense	12,965	21,845	20,288	10,610	14,401
Net increase (decrease) in pretax income	$2,053	$6,579	$(1,311)	$2,360	$3,193

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ZIONS BANCORPORATION
Press Release – Page 12
October 21, 2013

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Nonaccrual loans	$466,795	$515,708	$589,221	$630,810	$699,952
Other real estate owned	58,295	70,031	80,701	90,269	106,356
Nonperforming lending-related assets, excluding FDIC-supported assets	525,090	585,739	669,922	721,079	806,308

FDIC-supported nonaccrual loans	4,744	5,256	4,927	17,343	19,454
FDIC-supported other real estate owned	8,086	10,758	9,203	7,882	11,834
FDIC-supported nonperforming assets	12,830	16,014	14,130	25,225	31,288
Total nonperforming lending-related assets	$537,920	$601,753	$684,052	$746,304	$837,596

Ratio of nonperforming lending-related assets to loans [1] and leases and other real estate owned	1.40%	1.57%	1.80%	1.96%	2.23%

Accruing loans past due 90 days or more, excluding FDIC-supported loans	$9,398	$10,685	$12,708	$9,730	$14,508
Accruing FDIC-supported loans past due 90 days or more	22,450	33,410	47,208	52,033	60,913
Ratio of accruing loans past due 90 days or more to loans [1] and leases	0.08%	0.11%	0.16%	0.16%	0.20%

Nonaccrual loans and accruing loans past due 90 days or more	$503,387	$565,059	$654,064	$709,916	$794,827
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans [1] and leases	1.31%	1.47%	1.72%	1.87%	2.12%

Accruing loans past due 30 - 89 days, excluding FDIC-supported loans	$85,128	$103,075	$155,896	$185,422	$143,539
Accruing FDIC-supported loans past due 30 - 89 days	10,983	6,522	11,571	11,924	15,462

Restructured loans included in nonaccrual loans	166,573	162,496	193,975	215,476	207,088
Restructured loans on accrual	384,793	385,428	416,181	407,026	421,055

Classified loans, excluding FDIC-supported loans	1,432,806	1,639,206	1,737,178	1,767,460	1,810,099

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 13
October 21, 2013

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Allowance for Loan Losses
Balance at beginning of period	$813,912	$841,781	$896,087	$927,068	$973,443
Add:
Provision for losses	(5,573)	(21,990)	(29,035)	(10,401)	(1,889)
Adjustment for FDIC-supported loans	(2,118)	(209)	(7,429)	(1,721)	(5,908)
Deduct:
Gross loan and lease charge-offs	(22,826)	(35,099)	(35,467)	(54,709)	(58,781)
Recoveries	14,128	29,429	17,625	35,850	20,203
Net loan and lease charge-offs	(8,698)	(5,670)	(17,842)	(18,859)	(38,578)
Balance at end of period	$797,523	$813,912	$841,781	$896,087	$927,068

Ratio of allowance for loan losses to loans and leases, at period end	2.08%	2.13%	2.23%	2.38%	2.49%

Ratio of allowance for loan losses to nonperforming loans, at period end	169.13%	156.23%	141.68%	138.25%	128.87%

Annualized ratio of net loan and lease charge-offs to average loans	0.09%	0.06%	0.19%	0.20%	0.41%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$104,082	$100,455	$106,809	$105,850	$103,586
Provision charged (credited) to earnings	(19,935)	3,627	(6,354)	959	2,264
Balance at end of period	$84,147	$104,082	$100,455	$106,809	$105,850

Total Allowance for Credit Losses
Allowance for loan losses	$797,523	$813,912	$841,781	$896,087	$927,068
Reserve for unfunded lending commitments	84,147	104,082	100,455	106,809	105,850
Total allowance for credit losses	$881,670	$917,994	$942,236	$1,002,896	$1,032,918

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	2.30%	2.40%	2.50%	2.66%	2.77%

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ZIONS BANCORPORATION
Press Release – Page 14
October 21, 2013

Nonaccrual Loans by Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Commercial:
Commercial and industrial	$100	$94	$100	$91	$103
Leasing	1	1	1	1	1
Owner occupied	158	186	195	206	223
Municipal	10	9	9	9	6
Total commercial	269	290	305	307	333

Commercial real estate:
Construction and land development	65	70	93	108	125
Term	61	71	102	125	155
Total commercial real estate	126	141	195	233	280

Consumer:
Home equity credit line	8	11	12	14	12
1-4 family residential	58	66	71	70	66
Construction and other consumer real estate	4	5	4	5	6
Bankcard and other revolving plans	1	2	1	1	1
Other	1	1	1	1	2
Total consumer	72	85	89	91	87
Total nonaccrual loans	$467	$516	$589	$631	$700

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Commercial:
Commercial and industrial	$2	$2	$5	$(1)	$3
Leasing	—	—	—	2	—
Owner occupied	2	3	5	7	10
Municipal	—	—	—	—	—
Total commercial	4	5	10	8	13

Commercial real estate:
Construction and land development	(1)	(3)	(3)	(7)	—
Term	3	(2)	5	7	16
Total commercial real estate	2	(5)	2	—	16

Consumer:
Home equity credit line	1	2	2	6	2
1-4 family residential	1	3	3	4	4
Construction and other consumer real estate	—	1	(1)	—	1
Bankcard and other revolving plans	1	—	2	1	2
Other	—	—	—	—	—
Total consumer loans	3	6	6	11	9
Total net charge-offs	$9	$6	$18	$19	$38

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ZIONS BANCORPORATION
Press Release – Page 15
October 21, 2013

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	September 30, 2013		June 30, 2013		March 31, 2013
(In thousands)	Average balance	Average rate	Average balance	Average rate	Average balance	Average rate
ASSETS
Money market investments	$9,454,131	0.26%	$8,652,403	0.27%	$8,111,798	0.27%
Securities:
Held-to-maturity	778,268	4.73%	740,839	5.07%	756,739	5.11%
Available-for-sale	3,071,039	2.22%	3,090,910	2.50%	3,035,592	2.41%
Trading account	25,959	3.21%	36,296	3.17%	22,620	3.41%
Total securities	3,875,266	2.73%	3,868,045	3.00%	3,814,951	2.95%

Loans held for sale	131,652	3.70%	141,313	3.47%	204,597	3.50%

Loans [1]:
Loans and leases	37,818,273	4.43%	37,518,549	4.55%	37,099,182	4.67%
FDIC-supported loans	405,316	20.52%	452,849	31.22%	498,654	21.43%
Total loans	38,223,589	4.60%	37,971,398	4.87%	37,597,836	4.90%
Total interest-earning assets	51,684,638	3.66%	50,633,159	3.94%	49,729,182	3.99%
Cash and due from banks	976,159		1,000,221		1,063,314
Allowance for loan losses	(810,290)		(837,651)		(884,363)
Goodwill	1,014,129		1,014,129		1,014,129
Core deposit and other intangibles	41,751		45,262		49,069
Other assets	2,608,252		2,808,640		2,889,354
Total assets	$55,514,639		$54,663,760		$53,860,685

LIABILITIES
Interest-bearing deposits:
Savings and money market	$22,982,998	0.17%	$22,871,040	0.18%	$22,735,258	0.19%
Time	2,749,985	0.56%	2,842,322	0.59%	2,935,316	0.62%
Foreign	1,675,256	0.20%	1,642,381	0.20%	1,528,665	0.20%
Total interest-bearing deposits	27,408,239	0.21%	27,355,743	0.22%	27,199,239	0.23%
Borrowed funds:
Securities sold, not yet purchased	2,853	—%	4,076	—%	494	—%
Federal funds purchased and security repurchase agreements	257,891	0.11%	283,690	0.11%	289,918	0.10%
Other short-term borrowings	—	—%	—	—%	3,837	2.01%
Long-term debt	2,198,752	7.81%	2,214,215	8.58%	2,331,314	8.85%
Total borrowed funds	2,459,496	7.00%	2,501,981	7.60%	2,625,563	7.88%
Total interest-bearing liabilities	29,867,735	0.77%	29,857,724	0.84%	29,824,802	0.91%
Noninterest-bearing deposits	18,179,584		17,629,219		17,211,214
Other liabilities	591,735		559,219		608,206
Total liabilities	48,639,054		48,046,162		47,644,222
Shareholders’ equity:
Preferred equity	1,685,512		1,518,823		1,229,708
Common equity	5,190,073		5,102,082		4,990,317
Controlling interest shareholders’ equity	6,875,585		6,620,905		6,220,025
Noncontrolling interests	—		(3,307)		(3,562)
Total shareholders’ equity	6,875,585		6,617,598		6,216,463
Total liabilities and shareholders’ equity	$55,514,639		$54,663,760		$53,860,685

Spread on average interest-bearing funds		2.89%		3.10%		3.08%

Net yield on interest-earning assets		3.22%		3.44%		3.44%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 16
October 21, 2013

GAAP to Non-GAAP Reconciliation
(Unaudited)

Tangible Return on Average Tangible Common Equity
	Three Months Ended
(Amounts in thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Net earnings applicable to common shareholders (GAAP)	$209,707	$55,385	$88,324	$35,605	$62,322

Adjustments, net of tax:
Impairment loss on goodwill	—	—	—	583	—
Amortization of core deposit and other intangibles	2,268	2,391	2,425	2,677	2,692
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP) (a)	$211,975	$57,776	$90,749	$38,865	$65,014

Average common equity (GAAP)	$5,190,073	$5,102,082	$4,990,317	$4,862,972	$4,758,858
Average goodwill	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,986)	(1,015,129)
Average core deposit and other intangibles	(41,751)	(45,262)	(49,069)	(53,083)	(57,345)
Average tangible common equity (non-GAAP) (b)	$4,134,193	$4,042,691	$3,927,119	$3,794,903	$3,686,384

Number of days in quarter (c)	92	91	90	92	92
Number of days in year (d)	365	365	365	366	366

Tangible return on average tangible common equity (non-GAAP) (a/b/c*d)	20.34%	5.73%	9.37%	4.07%	7.02%

This press release presents the non-GAAP financial measure previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.
The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measure provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. This non-GAAP financial measure is used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting this non-GAAP financial measure will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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